================================================================================




                          SELECT MEDICAL CORPORATION
                           (a Delaware corporation)





                           o  Shares of Common Stock





                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------





Dated:



================================================================================

                               Table of Contents
                               -----------------


                                                                                                     Page
                                                                                                     ----

SECTION 1. Representations and Warranties............................................................   4
     (a)   Representations and Warranties by the Company.............................................   4
          (i)     Compliance with Registration Requirements..........................................   4
          (ii)    Independent Accountants............................................................   5
          (iii)   Financial Statements...............................................................   5
          (iv)    No Material Adverse Change in Business.............................................   6
          (v)     Good Standing of the Company.......................................................   6
          (vi)    Good Standing of Subsidiaries......................................................   7
          (vii)   Capitalization.....................................................................   8
          (viii)  Authorization of Agreement.........................................................   8
          (ix)    Authorization and Description of Securities........................................   8
          (x)     Authorization of Related Transactions..............................................   9
          (xi)    Absence of Defaults and Conflicts..................................................   9
          (xii)   Absence of Labor Dispute...........................................................  10
          (xiii)  Absence of Proceedings.............................................................  10
          (xiv)   Accuracy of Exhibits...............................................................  10
          (xv)    Possession of Intellectual Property................................................  10
          (xvi)   Absence of Further Requirements....................................................  11
          (xvii)  Possession of Licenses and Permits.................................................  11
          (xviii) Accounts Receivable................................................................  12
          (xix)   Compliance with Social Security Act and Other Federal Enforcement Initiatives......  12
          (xx)    Regulatory Filings.................................................................  13
          (xxi)   Title to Property..................................................................  13
          (xxii)  Investment Company Act.............................................................  14
          (xxiii) Environmental Laws.................................................................  15
          (xxiv)  Registration Rights................................................................  15
          (xxv)   Insurance..........................................................................  15
          (xxvi)  Tax Returns and Payment of Taxes...................................................  15
          (xxvii) No Stabilization or Manipulation...................................................  16
          (xxviii)Certain Transactions...............................................................  16
          (xxix)  Statistical and Market Data........................................................  16
          (xxx)   Accounting and other Controls......................................................  16
     (b)   Officer's Certificates....................................................................  17

SECTION 2. Sale and Delivery to International Managers; Closing......................................  17
     (a)   Initial Securities........................................................................  17
     (b)   Option Securities.........................................................................  17
     (c)   Payment...................................................................................  18
     (d)   Denominations; Registration...............................................................  18
     (e)   Appointment of Qualified Independent Underwriter..........................................  18

SECTION 3. Covenants of the Company..................................................................  19
     (a)   Compliance with Securities Regulations and Commission Requests............................  19

                               Table of Contents
                               -----------------
                                (continued)


     (b)   Filing of Amendments......................................................................  19
     (c)   Delivery of Registration Statements.......................................................  20
     (d)   Delivery of Prospectuses..................................................................  20
     (e)   Continued Compliance with Securities Laws.................................................  20
     (f)   Blue Sky Qualifications...................................................................  21
     (g)   Rule 158..................................................................................  21
     (h)   Use of Proceeds...........................................................................  21
     (i)   Listing...................................................................................  21
     (j)   Restriction on Sale of Securities.........................................................  21
     (k)   Reporting Requirements....................................................................  22
     (l)   Compliance with NASD Rules................................................................  22
     (m)   Compliance with Rule 463..................................................................  22
     (n)   Medicare Filings and Notices..............................................................  22

SECTION 4. Payment of Expenses.......................................................................  22
     (a)   Expenses..................................................................................  23
     (b)   Termination of Agreement..................................................................  23

SECTION 5. Conditions of International Managers' Obligations.........................................  23
     (a)   Effectiveness of Registration Statement...................................................  23
     (b)   Opinion of Counsel for Company............................................................  24
     (c)   Opinion of Counsel for International Managers.............................................  24
     (d)   Officers' Certificate.....................................................................  24
     (e)   Accountant's Comfort Letter...............................................................  25
     (f)   Bring-down Comfort Letter.................................................................  25
     (g)   Approval of Listing.......................................................................  25
     (h)   No Objection..............................................................................  25
     (i)   Lock-up Agreements........................................................................  25
     (j)   Purchase of Initial International Securities..............................................  25
     (k)   Related Transactions......................................................................  25
     (l)   Certificate Concerning Predecessor Company Financial Information .........................  25
     (m)   Certificate of General Counsel of the Company.............................................  26
     (n)   Medicare Filings..........................................................................  26
     (o)   Conditions to Purchase of International Option Securities.................................  26
           (i)   Officers' Certificate...............................................................  26
           (ii)  Opinion of Counsel for Company......................................................  26
           (iii) Opinion of Counsel for International Managers.......................................  26
           (iv)  Bring-down Comfort Letter...........................................................  26
           (v)   Certificate of General Counsel of the Company.......................................  27
     (p)   Additional Documents......................................................................  27
     (q)   Termination of Agreement..................................................................  27

SECTION 6. Indemnification...........................................................................  27
     (a)   Indemnification of International Managers.................................................  27
     (b)   Indemnification of Company, Directors and Officers........................................  29

                               Table of Contents
                               -----------------
                                  (continued)

     (c)   Actions against Parties; Notification.....................................................  29
     (d)   Settlement without Consent if Failure to Reimburse........................................  30
     (e)   Indemnification for Reserved Securities...................................................  31

SECTION 7. Contribution..............................................................................  31

SECTION 8. Representations, Warranties and Agreements to Survive Delivery............................  32

SECTION 9. Termination of Agreement..................................................................  33
     (a)   Termination; General......................................................................  33
     (b)   Liabilities...............................................................................  33

SECTION 10. Default by One or More of the International Managers.....................................  33

SECTION 11. Notices..................................................................................  34

SECTION 12. Parties..................................................................................  34

SECTION 13. GOVERNING LAW AND TIME...................................................................  35

SECTION 14. Effect of Headings.......................................................................  35

SCHEDULES

     Schedule A - List of Underwriters
     Schedule B - Pricing Information
     Schedule C - List of Persons Subject to Lock-Up
     Schedule D - Document Amendments
     Schedule 1 - Significant Subsidiaries

EXHIBITS

     Exhibit A-1 - Form of Opinion of Dechert
     Exhibit A-2 - Form of Opinion of Company's Special Regulatory Counsel Exhibit A-3 - Form of Opinion of Company's Canadian Counsel
     Exhibit B - Form of Lock-Up Letter

                           SELECT MEDICAL CORPORATION

                            (a Delaware corporation)

                             Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                          , 2001

MERRILL LYNCH INTERNATIONAL
J.P. Morgan Securities Ltd.
Credit Suisse First Boston (Europe) Limited
CIBC World Markets plc
SG Cowen Securities Corporation
First Union Securities, Inc.
as Lead Managers of the International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England


Ladies and Gentlemen:

     Select Medical Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch International and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch International, J.P. Morgan Securities Ltd., Credit Suisse First Boston (Europe) Limited, CIBC World Markets plc, SG Cowen Securities Corporation and First Union Capital Securities, Inc. are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional shares of Common Stock to cover over-allotments, if any. The aforesaid shares of Common Stock (the "Initial International Securities") to be purchased by the International

Managers and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, CIBC World Markets Corp., SG Cowen Securities Corporation and First Union Securities, Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the International Managers deem advisable after this Agreement has been executed and delivered.

     The Company and the International Managers agree that up to shares of the Initial International Securities to be purchased by the International Managers and that up to shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to some of the Company's directors, officers, employees, business associates, and related persons, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-48856) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     Immediately prior to or upon the consummation of the offering of the Securities or, in the case of (iv) below, within 30 days following the Closing Time an such other period as permitted under the applicable agreement (i) the Company's certificate of incorporation and bylaws will be amended and restated and the

Company will file the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware (the "Charter Amendments"); (ii) a
 .576 for 1 reverse split of the Common Stock will be effected (the "Stock Split"); (iii) conversion of 16,000,000 shares of Class B Preferred Stock of the Company into 9,216,000 shares of Common Stock will be effected (the "Conversion"); (iv) certain minority owners of the Company's outpatient rehabilitation clinics who have exercised their put options to purchase Common Stock as set forth in certain agreements between such minority owners and the Company will have these exercises completed (the "Put Exercises"); (v) the stockholders agreement among the Company and certain of its stockholders will be terminated (the "Stockholder Agreement Termination"); and (vi) each of the documents set forth on Schedule D hereto shall have been executed and delivered (the "Document Amendments"); the Charter Amendments, the Stock Split, the Conversion, the Put Exercises, the Stockholder Agreement Termination and the Document Amendments are collectively referred to herein as the "Related Transactions."

     SECTION 1.  Representations and Warranties.
                 ------------------------------
     (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

     (i)  Compliance with Registration Requirements.  Each of the Registration
          -----------------------------------------
     Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, the preliminary prospectuses dated March 7, 2001 and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the Prospectuses.

     The preliminary prospectuses dated March 7, 2001 filed as part of the Registration Statement and the Prospectuses filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the preliminary prospectuses and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (ii) Independent Accountants.  The accountants who certified the financial
          -----------------------
     statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (iii)  Financial Statements.  The consolidated financial statements
            --------------------
included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, and NovaCare Physical Rehabilitation and Occupational Health Group, Intensiva Healthcare Corporation and Subsidiaries, and American Transitional Hospitals, Inc. (collectively, the "Acquired Entities"), at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company, its consolidated subsidiaries and the Acquired Entities and for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial information of the Company included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The statement of operations data and balance sheet data of Sports Orthopedic Rehabilitation Services, PA ("SORS") for December 31, 1996 and the year then ended and the period January 1, 1997 through February 6, 1997 included in the Prospectus under the heading "Selected Consolidated Financial and Other Data" (the "SORS Financial Information") was derived from the compiled financial statements of SORS. The financial statements of SORS for the above referenced periods (i) fairly present the financial position of SORS at the dates indicated and the statement of operations data for the periods specified and (ii) were prepared in conformity with GAAP, except for the absence of footnotes, statements of cash flows and the exclusion of certain per share information. There are no material adjustments that would be required to be made to the SORS Financial Information if the above referenced financial statements of SORS were reissued to be in conformity with GAAP. The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; the as adjusted financial information included in the Registration Statement and the Prospectuses has been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (iv) No Material Adverse Change in Business.  Since the respective dates
          --------------------------------------
as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (v)  Good Standing of the Company.  The Company has been duly organized
          ----------------------------
and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (vi) Good Standing of Subsidiaries. (A) Each subsidiary of the Company set forth on Schedule 1 hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as set forth on Schedule 1 hereto, (a) all of the issued and outstanding capital stock of each such Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned, by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (b) all of the ownership interests of each such Subsidiary that is not a corporation have been duly authorized and are owned, by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (B) Except to the extent disclosed in the Prospectuses under the caption "Selected Consolidated Financial and Other Data" and in the Company's consolidated financial statements included in the Prospectuses, each of the specialty acute care hospitals, outpatient rehabilitation clinics and occupational health centers, (collectively, the "Facilities") described in the Prospectuses as owned by the Company is owned or leased and operated by a Subsidiary of which the Company directly or indirectly owns 100% of the outstanding ownership interests. Except as disclosed in the Prospectuses, there are no material encumbrances or restrictions on the ability of any Subsidiary
(i) to pay any dividends or make any distributions on such Subsidiary's capital stock, (ii) to make any loans or advances to, or investments in, the Company or any Subsidiary, or (iii) to transfer any of its property or assets to the Company or any Subsidiary.

     (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses or repurchases of an immaterial number of shares of the Company's capital stock held by former employees). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company that were not subsequently waived. The shares of issued and outstanding capital stock of the Company, including any shares of capital stock of the Company issued or to be issued in connection with the exercise of any put right held by any prior owner of a Facility that was subsequently acquired by the Company, have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectuses, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectuses accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

     (viii)  Authorization of Agreement.  This Agreement and the International
             --------------------------
Purchase Agreement have been duly authorized, executed and delivered by the Company.

     (ix) Authorization and Description of Securities.  The Securities to be
          -------------------------------------------
purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same and the rights conferred by the Delaware General Corporation Law (the "DGCL"); no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

     (x)  Authorization of Related Transactions.  To the extent required by
          -------------------------------------
law, the Company's certificate of incorporation, by-laws or other constituent documents, or any agreement between the Company and any of its stockholders or holders of its indebtedness, the consummation of the Related Transactions has been duly authorized by the Company's board of directors and securityholders and no other corporate proceedings on the part of the Company are needed to authorize the Related Transactions.

     (xi) Absence of Defaults and Conflicts.  Neither the Company nor any of its
          ---------------------------------
subsidiaries is in violation of its (1) charter or by-laws or (2) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds" and the consummation of the Related Transactions) and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

     (xii)  Absence of Labor Dispute.  No labor dispute with the employees of
            ------------------------
the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xiii)  Absence of Proceedings.  There is no action, suit, proceeding,
             ----------------------
inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed "qui tam" actions of which the Company has no knowledge), or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the Related Transactions or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xiv)  Accuracy of Exhibits.  There are no contracts or documents which are
            --------------------
required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

     (xv) Possession of Intellectual Property.  The Company and its
          -----------------------------------
subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them in all material respects, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xvi)  Absence of Further Requirements.  No filing with, or authorization,
            -------------------------------
approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement, the consummation of the Related Transactions or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except (i)(A) such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws or (B) the filing of a Form 8-A under the Securities Exchange Act of 1934 as amended (the "1934 Act") and the regulations promulgated thereunder (the "1934 Act Regulations") and (ii) with regard to offers and sales of Reserved Securities, such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

     (xvii)  Possession of Licenses and Permits.  The Company and its
             ----------------------------------
subsidiaries possess required permits, licenses, provider numbers, certificates, approvals (including without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, "Governmental Licenses") issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Government Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company and its subsidiaries and (ii) with respect to those facilities operated by the Company or any of its subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Government Licenses or to make such declarations would not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. All of the long-term acute care hospitals operated by the Company and its subsidiaries and all of the Company's and its subsidiaries' outpatient clinics that operate as "rehabilitation agencies" are "providers of service" as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and (to the extent disclosed in the prospectus) Medicaid programs.

     (xviii)  Accounts Receivable.  The accounts receivable of the Company and
              -------------------
its subsidiaries have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not materially exceed amounts the Company and its subsidiaries are entitled to receive.

     (xix)  Compliance with Social Security Act and Other Federal Enforcement
            -----------------------------------------------------------------
Initiatives.  Neither the Company nor, to the knowledge of the Company, any
-----------
officers, directors or stockholders, employees or other agents of the Company or any of its subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C. (S)(S) 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), (S) 1395nn and 1396b (the "Stark" law, prohibiting certain self-referrals), or any other federal healthcare law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. (S)1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. (S)(S) 3729-32, Federal Criminal False Claims Act, 18 U.S.C. (S) 287, False Statements Relating to Health Care Matters, 18 U.S.C. (S) 1035, Health Care Fraud, 18 U.S.C. (S) 1347, or the federal Food, Drug & Cosmetics Act, 21 U.S.C. (S) 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice), except for any such activities which are specifically described in the Prospectus or which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (xx) Regulatory Filings. Neither of the Company or any of its subsidiaries or any of the Facilities operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (xxi)  Title to Property.  The Company and its subsidiaries have good and
            -----------------
marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in full force and effect or such claim would not reasonably be expected to have a Material Adverse Effect.

     (xxii)  Investment Company Act.  Neither the Company nor any of its
             ----------------------
subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xxiii)  Environmental Laws.  Except as described in the Registration
              ------------------
Statement, (A) neither the Company nor any of its subsidiaries or any of the Facilities owned, leased or operated by them is in violation of any material federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde insulation, petroleum or petroleum products) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries and each of the Facilities owned, leased or operated by them have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or any of the Facilities owned, leased or operated by them except as would not, singly or in the aggregate, result in a Material Adverse Effect and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries or any of the Facilities owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws except for such events or circumstances that would not, singly or in the aggregate, result in a Material Adverse Effect.

     (xxiv)  Registration Rights.  Except as disclosed in the Prospectuses
             -------------------
under the caption "Shares Eligible for Future Sale-Registration Rights", there are no persons with registration rights or other similar rights to have any securities of the Company or any of its subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (xxv)  Insurance.  The Company and each of its subsidiaries and each of the
            ---------
Facilities owned, leased or operated by them are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the healthcare industry; neither the Company nor any of its subsidiaries or any of the hospitals owned, leased or operated by them has been refused any material insurance coverage sought or applied for since January 1, 1999; and the Company has no reason to believe that it or any of the Facilities owned, leased or operated by it or any of its subsidiaries, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain coverage consistent with such coverage in all material respects from insurers with comparable financial strength and claims paying ability ratings as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain coverage consistent with such coverage in all material respects from insurers with comparable financial strength and claims paying ability ratings as may be necessary to cover its officers and directors.

     (xxvi)  Tax Returns and Payment of Taxes.  The Company and its
             --------------------------------
subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse

Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company and its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in Section 1(a)(iii) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

     (xxvii)  No Stabilization or Manipulation.  Neither the Company nor its
              --------------------------------
subsidiaries or, to the best of the Company's knowledge, any of their respective directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (xxviii)  Certain Transactions.  Except as disclosed in the Prospectuses,
               --------------------
there are no outstanding loans, advances, or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-1.

     (xxix)  Statistical and Market Data.  The statistical and market-related
             ---------------------------
data included in the Prospectuses are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectuses agrees with the sources from which it was derived in all material respects.

     (xxx)  Accounting and other Controls.  The Company has established a
            -----------------------------
system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to International Managers; Closing.
                 ----------------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days nor, if after the Closing Time, later than seven nor less than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Mangers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Credit Suisse First Boston Corporation as, and Credit Suisse First Boston Corporation hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the International Securities. Credit Suisse First Boston Corporation, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

     SECTION 3.  Covenants of the Company.  The Company covenants with each
                 ------------------------
International Manager as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Global Coordinator as soon as practicably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission regarding the Registration Statement or any of the information contained therein, the Common Stock or the transactions contemplated by this Agreement, the International Purchase Agreement or the Registration Statement (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information regarding the Registration Statement or any of the information contained therein, the Common Stock or the transactions contemplated by this Agreement, the International Purchase Agreement or the Registration Statement, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the judgment of the Company after consultation with counsel or in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect and, for a reasonable period after Closing Time, which shall not be less than five years unless the Company engages in a transaction such as a merger or other business combination in which the Company is not the surviving entity, or going private transaction which by its terms provides otherwise and receives all required Company stockholder approval, maintain the quotation of the Securities on the Nasdaq National Market or the New York Stock Exchange (the "NYSE") and will file with the Nasdaq National Market or the NYSE, as applicable, all documents and notices required by the Nasdaq National Market or the NYSE, of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market or on the NYSE.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) the issuance by the Company of shares of Common Stock in connection with any Put Exercises immediately prior to or after the consummation of the offering of the Securities or any other Related Transaction.

     (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     (m) Compliance with Rule 463. The Company will comply with the requirements of Rule 463 of the 1933 Act Regulations.

     (n) Medicare Filings and Notices. The Company and its Subsidiaries will make all required filings and provide all required notices to update indirect ownership information that has been supplied in connection with the Company's facilities that participate in the Medicare Program and other U.S. Federal programs ("Medicare Filings and Notices").

     SECTION 4.  Payment of Expenses.
                 -------------------
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto,
     (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
     Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and
     (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to directors, officers, employees, business associates and related persons of the Company, provided that such costs and expenses shall not exceed $25,000 in the aggregate (exclusive of any costs and expenses of foreign counsel).

     (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

     SECTION 5.  Conditions of International Managers' Obligations.  The
                 -------------------------------------------------
obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinions, dated as of Closing Time, of:

          (i) Dechert, counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the International Managers may reasonably request; (ii) Reed Smith LLP, special regulatory counsel for the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the International Managers may reasonably request; and (iii) Torys, special Canadian counsel to the Company, in form and substance reasonably satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel for the International Managers may reasonably request.

     (c) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers in form and substance satisfactory to the International Managers.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the Chief Executive Officer, the President and Chief Operating Officer, and the Senior Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened or, to their knowledge, are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Lead Managers and PricewaterhouseCoopers LLP, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

     (f) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from PricewaterhouseCoopers LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter previously furnished to the International Managers at the time of execution of this Agreement pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

     (j) Purchase of Initial International Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

     (k) Related Transactions. Prior to or upon the purchase of the Securities by the Underwriters, the Related Transactions, other than the Put Exercises, shall have been consummated.

     (l) Certificate Concerning Predecessor Company Financial Information. Prior to the purchase of the Securities by the Underwriters, the Lead Managers shall have received a certificate of the Chief Financial Officer and the Controller of the Company concerning the financial information of SORS contained in the Prospectuses in form and substance reasonably satisfactory for counsel for the International Managers.

     (m) Certificate of General Counsel of the Company. At Closing Time, the Lead Managers shall have received a certificate of Michael E. Tarvin, Senior Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel the International Managers.

     (n) Medicare Filings. All Medicare Filings and Notices required to be made or provided prior to Closing Time shall have been made or provided.

     (o) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

          (i)  Officers' Certificate.  A certificate, dated such Date of
               ---------------------
     Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The opinion of Dechert counsel
               ------------------------------
     for the Company, Reed Smith LLP, special regulatory counsel for the Company, and Torys, special Canadian counsel for the Company, each in form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii)  Opinion of Counsel for International Managers.  The favorable
                 ---------------------------------------------
     opinion of Debevoise & Plimpton, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter.  A letter from
               -------------------------
     PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to counsel for the International Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (v)  Certificate of General Counsel of the Company.  A certificate
               ---------------------------------------------
     of Michael E. Tarvin, Senior Vice President and General Counsel of the Company, dated such Date of Delivery, in form and substance reasonably satisfactory to counsel for the International Managers.

     (p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

     (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------
     (a) Indemnification of International Managers. (1) The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in any jurisdiction in connection with the reservation and sale of the Reserved Securities to directors, officers, employees, business associates and related persons of the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

     provided, however, that this indemnity agreement shall not apply to any
     --------  -------
loss, liability, claim, damage or expense to the extent (x) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) or (y) resulting from the fact that such loss, liability, claim, damage or expense resulted from an untrue statement or omission of a material fact in or omitted from the preliminary prospectus and a court of competent jurisdiction having made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the International Prospectus in sufficient quantities to such International Manager, (3) that the Company shall have sustained the burden of proving that such International Manager failed to send or give a copy of the International Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such International Manager as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the International Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

     (2) In addition to and without limitation of the Company's obligation to indemnify Credit Suisse First Boston Corporation as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the International Securities.

     (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary International prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.


     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by
     Section 6(a)(1)(iii) effected
     without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party specifying the basis for its claim that the unpaid balance is unreasonable, in each case prior to the date of such settlement.

     (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a written request, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of directors, officers, employees, business associates and related persons of the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in
Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds (i.e., after deducting the total underwriting discount) from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the U.S. Prospectus bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the

International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof.

     The Company and the International Managers agree that Credit Suisse First Boston Corporation will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the International Securities.

     The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several, and in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto, and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive
                 ---------------
Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

     SECTION 9.  Termination of Agreement.
                 ------------------------
     (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission on the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the International Managers.  If
                  ----------------------------------------------------
one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this
Section 10.

     SECTION 11.  Notices.  All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication (with confirmation of transmission if by telecommunication). Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of James Forbes and Syndicate Operations, facsimile (212) 449-7171/ (212) 449-3148, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York, attention of Michael W. Blair, facsimile (212) 909-6836; and notices to the Company shall be directed to it at 4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, Pennsylvania 17055, attention of Michael E. Tarvin, Senior Vice President, Secretary and General Counsel, facsimile (717) 975-9981, with a copy to Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, attention of Christopher G. Karras, facsimile (215) 994-2222.

     SECTION 12.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers and the Company in accordance with its terms.


                                         Very truly yours,


                                         SELECT MEDICAL CORPORATION


                                         By:______________________

                                            Name:

                                            Title:

CONFIRMED AND ACCEPTED,

  as of the date first above written:

MERRILL LYNCH INTERNATIONAL

J.P. Morgan Securities Ltd.
Credit Suisse First Boston (Europe) Limited
CIBC World Markets plc
SG Cowen Securities Corporation
First Union Securities, Inc.

By:  MERRILL LYNCH INTERNATIONAL

By:
   -------------------------
   Authorized Signatory

For themselves and as Lead
Managers of the other International
Managers named in Schedule A
hereto.

                                                                     Exhibit A-1

                          FORM OF OPINION OF DECHERT,
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the jurisdictions listed on Exhibit A hereto.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses or repurchases of an immaterial number of shares of the Company's capital stock held by former employees); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights that were not subsequently waived of any securityholder of the Company existing by virtue of the DGCL, the restated certificate of incorporation of the Company, the restated by-laws of the Company or any contract to which the Company is a party and which is filed as an exhibit to the Registration Statement or identified in a certificate of the General Counsel of the Company attached hereto as Exhibit B (that purports to identify all material contracts or group of similar contracts that are material in the aggregate to which the Company or any of its subsidiaries is a party); and the shares of issued and outstanding capital stock of the Company (including any shares of capital stock of the Company issued or to be issued in connection with the exercise of the put rights pursuant to the agreements set forth on Exhibit C hereto (that purports to identify the only agreements with respect to put rights), assuming such shares are issued and sold in accordance with the agreements set forth on Exhibit C hereto), have been issued or will be issued in compliance, in all material respects, with all federal securities laws.

                                     A-1-1

     (v) Based solely on a certificate from the Secretary of State or similar government official of each Subsidiary's respective jurisdiction of incorporation or organization, each Subsidiary has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 1 hereto (that purports to identify all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect). Except as otherwise disclosed on Schedule 2 hereto, (a) all of the issued and outstanding capital stock of each such Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries and (b) all of the ownership interests of each such Subsidiary that is not a corporation have been duly authorized and, to our knowledge, are owned, by the Company, directly or through subsidiaries.

     (vi) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

     (vii) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company existing by virtue of the DGCL, the certificate of incorporation and by-laws of the Company in effect immediately prior to and at Closing Time or any contract to which the Company is a party and which is filed as an exhibit to the Registration Statement pursuant to Item 601(b)(2) or 601(b)(10) of Regulation S-K of the 1933 Act or identified in a certificate of the General Counsel of the Company attached hereto as Exhibit D (that purports to identify any agreements with respect to such preemptive or other similar rights).

     (viii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

     (viii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the

                                     A-1-2
effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses filed on or before the date hereof as of their respective effective or issue dates (other than the financial statements, footnotes thereto, supporting schedules, other financial information and statistical information derived from the financial statements included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the restated certificate of incorporation and the restated by-laws of the Company in effect at Closing Time.

     (xii) Except as disclosed in the Prospectuses, there are no encumbrances or restrictions pursuant to any agreement filed as an exhibit to the Registration Statement pursuant to Item 601(b)(2) or 601(b)(10) of Regulation S-K of the 1933 Act or identified on a schedule provided by the General Counsel of the Company attached hereto as Exhibit E containing agreements that impose encumbrances or restrictions, on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary's capital stock, (ii) to make any loans or advances to, or investments in, the Company or any such Subsidiary, or (iii) to transfer any of its property or assets to the Company or any such Subsidiary.

     (xiii) To our knowledge, (A) there are no legal or governmental proceedings or investigations pending or threatened against the Company, or to which the Company, or any of its properties is subject, that are required to be described in the Registration Statement or Prospectuses (or any amendment or supplement thereto) that are not so described, (B) there are no agreements, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that are required to be described or referred to in the Registration Statement or the Prospectuses (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed, as the case may be, and such descriptions are accurate in all material respects, and (C) there are no legal or governmental proceedings or investigations pending, or threatened in writing, that would materially affect the issuance, sale or delivery of the Shares to the Underwriters under the U.S. Purchase Agreement or the International Purchase Agreement or the performance by the Company of its obligation thereunder.

     (xiv) The information in the Prospectuses under "Description of Capital Stock", "Management-Employment Agreements", "Management - Select Medical Corporation 1997 Amended and Restated Stock Option Plan", "Related Party Transactions", "Shares

                                     A-1-3

Eligible for Future Sale" and "United States Federal Income Tax Considerations for Non-United States Holders" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, summaries of the Company's restated certificate of incorporation and bylaws or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xv) To our knowledge, other than with respect to Health Care Laws (as to which we express no opinion), there are no Federal, Delaware or Pennsylvania statutes or regulations that are required to be described in the Prospectuses that are not described as required.

     (xvi) To our knowledge, neither the Company nor any of the Subsidiaries is in violation of its restated certificate of incorporation or restated by-laws and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification of or with any United States, New York, Pennsylvania or with respect to the DGCL, Delaware court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations or Form 8-A under 1934 Act or 1934 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

     (xix) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the completion of the Related Transactions and the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement pursuant to Item 601(b)(2) or 601(b)(10) of Regulation S-K of the 1933 Act or any other material agreement of the

                                     A-1-4

Company or any of its subsidiaries identified on a schedule provided by the General Counsel of the Company attached hereto as Exhibit B, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

     (xx) Except as disclosed in the Prospectuses, to our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or any of its subsidiaries under the 1933 Act.

     (xxi) Neither the Company or any of its subsidiaries is, and upon the issuance and sale of the Securities as contemplated in the Purchase Agreements and the application of the net proceeds therefrom as described in the Prospectuses none of them will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xxii) The Stock Split and the Charter Amendments were duly authorized by the Company's Board of Directors and stockholders, the Stock Split has been consummated in accordance with its terms and the Charter Amendments have become effective.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


       [The following statement shall be set forth in a separate letter]

     We have participated in conferences with officers and other representatives of the Company and representatives of the U.S. Underwriters and their counsel during which the contents of the Registration Statement and related matters were discussed and reviewed and, although we do not pass upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except to the extent described in paragraphs (xiii) and (xiv) in our separate opinion to you dated today), on the basis of the information that was developed in the course of the services referred to above, considered in the light of our understanding of the applicable law, that, nothing has come to our attention that would lead us to believe

                                     A-1-5
that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements, footnotes and schedules, other financial data and statistical information derived from the financial statements included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective on or prior to the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements, footnotes and schedules, other financial data and statistical information derived from the financial statements included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued on or prior to the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                     A-1-6

                                                                     Exhibit A-2

            FORM OF OPINION OF COMPANY'S SPECIAL REGULATORY COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(ii)

     (i) The information in the Prospectuses under "Risk Factors --If there are changes in the rates or methods of government reimbursements for our services, our services, our net operating revenues and income could decline", "Risk Factors --If our hospitals fail to maintain their exemption from the Medicare prospective payment system or fail to maintain their status as a "hospital within a hospital," our profitability may decline", "Risk Factors --We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability", "Our Business-- Government Regulations", to the extent that it describes federal and state laws of the United States, has been reviewed by me and fairly presents the information set forth therein in all material respects.

     (ii) Each of the 54 specialty acute care hospitals described in the Prospectuses as owned or operated by the Company or its subsidiaries is duly licensed as a hospital by the state in which it is located and is certified to participate in the federal Medicare program. This opinion is based solely upon our examination of originals or copies of such licenses and certifications presented to us by the Company, and a Certificate of the Company that such licenses and certifications are currently in effect.

     (iii) We have reviewed the Certificate of the General Counsel of the Company attached hereto as Exhibit A concerning the outpatient therapy clinics owned, leased or operated by the Company or its subsidiaries. In the course of our representation of the Company as special regulatory counsel, nothing has come to our attention that would lead us to believe that the Certificate is not accurate.

     (iv) Except as disclosed in the Prospectuses, in the course of our representation of the Company as special regulatory counsel, we have not become aware of any pending or threatened action, suit, proceeding, inquiry or investigation, relating to any Health Care Law, to which the Company or any of its subsidiaries is a party, brought by any court or governmental agency or body, which could reasonably be expected to result in a Material Adverse Effect.

     (v) No filing with, or authorization, approval, consent, license, order, registration, qualification (collectively, "Approvals") of or with any (A) United States governmental authority or agency, is necessary or required under any federal Health Care Law, other than Medicare Filings and Notices that have been made or given or that are not yet required to be made or given or (B) Pennsylvania governmental authority or agency is necessary or required under any Pennsylvania Health Care Law, other than such Approvals as have been obtained or made, in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase

                                     A-2-1

Agreement or for the offering, issuance, sale or delivery of the Securities. Without having investigated the laws of states other than Pennsylvania for purposes of this opinion, based on our experience as special regulatory counsel representing other issuers owning and operating other health care businesses, and our ongoing representation of the Company as special regulatory counsel, we are not aware of any Approvals under any other State Health Care Laws required to be obtained or made in connection with the execution delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement that, if not obtained or made, would result in a Material Adverse Effect.

     In the course of our representation of the Company as special regulatory counsel, nothing has come to our attention that would lead us to believe that the information contained in the Registration Statement under "Risk Factors --If there are changes in the rates or methods of government reimbursements for our services, our services, our net operating revenues and income could decline", "Risk Factors --If our hospitals fail to maintain their exemption from the Medicare prospective payment system or fail to maintain their status as a "hospital within a hospital," our profitability may decline", "Risk Factors --We conduct business in a heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability", "Our Business-- Government Regulations" (A) at the time such Registration Statement or any such amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     For purposes of this opinion, the term "Health Care Laws" shall mean those statutes, rules and regulations, judgments, decrees or orders specifically regulating health care providers, as such, of the type owned and operated by the Company and its subsidiaries as described under the headings "Risk Factors --If there are changes in the rates or methods of government reimbursements for our services, our net operating revenues and income could decline", "Risk Factors -- If our hospitals fail to maintain their exemption from the Medicare prospective payment system or fail to maintain their status as a "hospital within a hospital," our profitability may decline", "Risk Factors -We conduct business in heavily regulated industry, and changes in regulations or violations of regulations may result in increased costs or sanctions that reduce our net operating revenues and profitability", "Our Business -- Government Regulations" in the Prospectus, including, without limitation, (a) health care licensure, permit and certificate of need requirements, (b) Title XVIII, XIX and XXI of the Social Security Act; (c) the Anti-Kickback Amendments (as defined in the Prospectus) and the regulations promulgated thereunder, (d) the Stark Laws (as defined in the Prospectus) and the regulations promulgated thereunder, (e) the False Claims Act, (f) Title II of the Health Insurance

                                     A-2-2

Portability and Accountability Act of 1996, (g) Title IV of the Balanced Budget Act of 1997, (h) any initiatives under Operation Restore Trust and (i) state statutes, rules and regulations concerning matters similar to (b) through (h) above, but specifically excluding statutes, ordinances, administrative decisions, rules and regulations of counties, towns, municipalities or special political subdivisions.

     Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     A-2-3

                                                                     Exhibit A-3

                 OPINION OF COMPANY'S SPECIAL CANADIAN COUNSEL
                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(iv)

   (i) Each of Canadian Back Institute ("CBI") and Rehab Health Inc. ("Rehab Health") is incorporated and existing under the Business Corporations Act (Ontario).

   (ii) Each of CBI Calgary Limited Partnership, CBI Etobicoke Limited Partnership, CBI Scarborough Limited Partnership, CBI South Calgary Limited Partnership, CBI Toronto Limited Partnership, CBI Victoria Limited Partnership, (collectively, the "Limited Partnerships") has been formed and exists as a limited partnership under the Limited Partnership Act (Ontario).

   (iii) CBI has the corporate power and capacity to carry on its business as presently conducted (including, in the case of the Limited Partnerships, the business of the Limited Partnerships) and to own its properties and assets.

   (iv) Rehab Health has the corporate power and capacity to carry on its business as presently conducted and to own its properties and assets.


                                     A-3-1

[Form of lock-up from directors, officers or other stockholders pursuant to
Section 5(i)]



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation.
CIBC World Markets Corp.
SG Cowen Securities Corporation
First Union Securities, Inc.
 as U.S. Representatives of the several
 U.S. Underwriters to be named in the
 within-mentioned U.S. Purchase Agreement
Merrill Lynch International
J.P. Morgan Securities Ltd.
Credit Suisse First Boston (Europe) Limited
CIBC World Markets plc
SG Cowen Securities Corporation
First Union Securities, Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by Select Medical Corporation

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of Select Medical Corporation, a Delaware corporation (the "Company"), understands that
(i) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, CIBC World Markets Corp., SG Cowen Securities Corporation and First Union Securities, Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock") and (ii) Merrill Lynch International, J.P. Morgan Securities Ltd., Credit Suisse First Boston (Europe) Limited, CIBC World Markets plc, SG Cowen Securities Corporation and First Union Securities, Inc. propose to enter into an International Purchase Agreement with the

Company providing for the public offering of the Common Stock of the Company (together with the U.S. Purchase Agreement, the "Purchase Agreements". In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, Merrill Lynch's prior written consent is not required for transactions by persons not subject to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Company, relating to (A) Reserved Securities, as defined in the U.S. Purchase Agreement, (B) shares of Common Stock or other securities of the Company acquired in open market transactions after the completion of the public offering and (C) sales of shares of Common Stock underlying employee stock options in connection with cashless exercises of those stock options by former employees of the Company that were not subject to Section 16 with respect to the Company while they were employed by the Company.

In addition, the undersigned agrees that the Company and/or Merrill Lynch may, and the undersigned will, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                    Very truly yours,

                                    Signature:
                                              ---------------------------
                                    Print Name:
                                               --------------------------